Articles of Amendment
to
Articles of Incorporation
of

FILED
2011 DEC -2 AM 10:56
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

VOIS Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P09000025213

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

22900 Shaw Road, Suite 111
Sterling, VA 20166

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

22900 Shaw Road, Suite 111
Sterling, VA 20166

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: _______________

____
(Florida street address)

New Registered Office Address: _______________, Florida_______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If AMENDING the Officers and/or Directors, please list all officers/directors of the corporation as you now want the record to be. Please indicate the title(s), name and address for each officer/director.

(Our database can index up to 6 officers/directors. If you have more than 6 officers/directors, please list them on an additional sheet.)

Title(s)	Name	Address
1) CEO	MARK LUCKY	22900 SHAW ROAD STE 111 STERLING, VA 20166
2) D	WILLIAM R MARGINSON	8709 HUNTERS GREEN DR STE 300 TAMPA, FL 33647
3) D	HAL COMPTON SR	14809 HAMPTON COURT DALLAS, TX 75254
4)		
5)		
6)		

If REMOVING an officer and/or director, please list the title(s) and name of the officer/director to be removed:

Title(s)	Name	Title(s)	Name
1) D	JAMES THOMAS	4)	
2) D	JOSEPH O MCGONIGLE	5)	
3) D	J S CROWLEY	6)	

E. **If amending or adding additional Articles, enter change(s) here**:
(attach additional sheets, if necessary). (Be specific)

ARTICLE IV

CAPITAL STOCK

Effective as of the effective date of this Amendment:

A. The maximum number of shares authorized to issued and have outstanding at any one time shall be One Billion Ten Million (1,010,000,000) shares, of which:

(i) Ten Million (10,000,000) shares shall be designated Preferred Stock, $0.001 par value. The Board of of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, shall be authorized to divide and establish any or all of the unissued shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

(ii) One Billion (1,000,000,000) shares shall be designated Common Stock, $0.001 par value. Each issued and outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders and shall be eligible for dividends when, and if, declared by the Board of Directors.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: November 23, 2011

Effective date if applicable: November 23, 2011
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated November 23, 2011

Signature [signature]
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Mark B. Lucky
(Typed or printed name of person signing)

Chief Executive Officer
(Title of person signing)